Exhibit 10.1

WORLDWIDE INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
DATED May 1, 2013
This Intellectual Property Assignment Agreement (“Agreement”) is entered into on
May 1, 2013 by and between Dr. Wei Ping Min (“Assignor”), an individual residing at 84 Hesketh St, London, Ontario, N6G 5H5, Canada, and Regen
BioPharma Inc. (“Assignee”), a fully owned subsidiary of Bio-Matrix Scientific
Group, Inc. having offices at 4700 Spring St # 304, La Mesa, CA 91942

WHEREAS, Assignor is the owner of all proprietary and intellectual property rights, including but not limited to trade secrets, patent applications and patents, in the concepts and technologies specifically described in Attachment A (“Min IP”)

WHERAS, Assignee desires to acquire the ownership of all proprietary rights, including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights in the Min IP

THEREFORE, IT IS AGREED AS FOLLOWS:
1. ASSIGNMENT OF RIGHTS:
As consideration to Assignee for entering into this Agreement and agreeing to comply with the terms and conditions of this Agreement, Assignor hereby assigns, transfers, and conveys to Assignee 100% of Assignor’s right, title and interest in the Min IP, including:
(1) all copyrights, trade secrets, trademarks and associated good will and all patents anywhere in the world which are granted and which may be granted on the
Min IP;
(2) all applications for patents (including divisions, continuations in whole or part or substitute applications) in the United States or any foreign countries whose duty it is to issue such patents;
(3) any reissues and extensions of such patents; and
(4) all priority rights under the International Convention for the Protection of
Industrial Property for every member country.

2. WARRANTIES AND REPRESENTATIONS OF ASSIGNOR
(a)Assignor is sole and rightful owner of any and all rights, title and interest in the Min IP
(b)The Min IP has not been sold or transferred to any third party nor has any third party been granted the right to acquire or license any of the Min IP
(c) The execution, delivery and performance of this Agreement by Assignor does not and shall not constitute Assignor’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Assignor is a party, or by which Assignor is or may be bound.
3. WARRANTIES AND REPRESENTATIONS OF ASSIGNEE
(a)Assignee is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.
(b)The execution, delivery and performance of this Agreement by Assignee does not and shall not constitute Assignee’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Assignee is a party, or by which Assignee is or may be bound.

(c)Assignee shall cause Bio-Matrix Scientific Group, Inc. (.BMSN.) to perform any and all actions required in order that BMSN shall authorized have a sufficient number of common shares that consideration may be rendered to Assignor in accordance with the terms and conditions of this
Agreement .
4. CONSIDERATION TO ASSIGNOR
(1)Assignee agrees to negotiate in good faith with Assignor with regards to a proposed consulting agreement whereby the Assignor shall perform certain agreed upon tasks for the benefit of Assignee for consideration to the Assignor consisting of One Hundred Thousand United States Dollars
($100,000 ) of the common shares of BMSN valued as of the date of issuance and to be paid over a twelve month period in twelve equal installments (“Consulting Shares”) and registered under the Securities Act of
1933 on Form S-8.

(2)
(i) Assignor shall receive 100,000 of the preferred shares of BMSN within 10 days of execution of this document (.Assignor Preferred Shares.).
(ii)Assignor preferred Shares may be exchanged by Assignor for newly issued common shares of BMSN (“Exchange Common Shares”) at Assignor’s option subject to the following conditions:

(a)A sufficient number of common shares shall be authorized for issuance by
BMSN in order that the required number of Exchange Common Shares may be issued
(b)Subject to (2)(ii)(a) above, upon any date subsequent to the date of the completion of a satisfactory review by the United States Food and Drug
Administration (“FDA”) of an Investigational New Drug Application
(“IND”) for the Min IP submitted by the Assignee which shall result in the ability of the Assignee to lawfully begin clinical testing of the Min IP on human subjects within the United States the Assignee shall be permitted, at
Assignee’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred
Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Assignor to Assignee of Assignor’s intent to exchange.

(c) Subject to (2)(ii)(a) above, upon any date subsequent to the date that manufacturing procedures for the manufacture of the Min IP have been developed by the Assignee which comply to the Current Good
Manufacturing Practices (“cGMP “) requirements of the Food Drug and
Cosmetics Act of 1938 and the rules and regulations promulgated thereunder as they may apply to the manufacture of the Min IP the Assignor shall be permitted, at Assignor’s option, to exchange 33,333 of the Assignor
Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars
($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Assignor to Assignee of
Assignor’s intent to exchange.
(d)Subject to (2)(ii)(a) above, upon any date subsequent to the date that, in connection with a lawfully administered Phase I clinical trial of the Min IP being conducted by the Assignee within the United States on human subjects, both of (1) a clinical trial protocol has been completed and (2) a
Principal Investigator has been appointed, the Assignor shall be permitted, at Assignor’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three
Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Assignor to Assignee of Assignor’s intent to exchange.
(e) Subject to sufficient number of common shares having been authorized for issuance by BMSN, Assignor shall receive, upon successful completion of a lawfully administered Phase I clinical trial of the Min IP being conducted by the Assignee within the United States on human subjects, the results of which (1) shall indicate that the Min IP can be safely tolerated by human subjects (2) shall not indicate that use of the Min IP in human subjects result in side effects of such severity that commencement of a Phase II clinical trial could not occur, and (3) establishes the optimal dosage and/or method of administration( as applicable )of the Min IP the Assignor shall receive that number of the common shares of BMSN which, at a price per share equal to the closing price of the shares as of the day of issuance, shall equal
One Million United States Dollars ($1,000,000)
(f) For purposes of this Section 4, the term “closing price” with regards to any common shares of BMSN issued to the Assignor shall mean the last sale price as reported by the principal securities exchange or trading market where the common shares of BMSN are listed or traded. In the event that the common shares of BMSN are not be traded publicly on a securities exchange or trading market as of the date of required issuance the common shares shall be valued at fair value as determined by a third party who shall be approved by both Assignor and Assignee.

(g)Assignor shall be entitled to additional consideration for productivity and deliverables over and above listed items (“Bonus”) The eligibility of the
Assignor to receive a Bonus as well as the nature and amount of any Bonus shall be at the sole discretion and determination of the CEO of BMSN on behalf of Assignee.
5. NO REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THE
SECURIES LAWS OF ANY STATE
Assignor acknowledges that any securities issued pursuant to this Agreement that are not registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of
1933, and shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE .ACT.), OR SECURITIES
LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED,
PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO
AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT
OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON
DELIVERY OF AN OPINION OF COUNSEL REASONABLY
SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER
IS EXEMPT FROM THE ACT OR SUCH LAWS.

6. COOPERATION BY ASSIGNOR. Assignor agrees to cooperate with
Assignee and to execute and deliver all papers, instruments and assignments as may be necessary to vest all right, title and interest in and to the Min IP to
Assignee. Assignor further agrees to testify in any legal proceeding, sign all lawful papers and applications and make all rightful oaths and generally do everything possible to aid Assignee to obtain and enforce proper protection for the Min IP in all countries.

7. This Agreement embodies all of the representations, warranties and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded and may not be amended, modified, waived, discharged, or orally terminated except by the mutual written consent of the parties.

8. The invalidity or unenforceability of any particular provision of this
Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this
Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

9. The parties each shall bear their own legal and other expenses incurred in connection with the preparation, execution and performance of this
Agreement.

10. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its choice of law rules. Any action arising as a result of this
Agreement shall be brought in the state courts located in San Diego County,
State of California.

11.This agreement may be signed in two or more counterparts each of which may be a facsimile copy and which shall be deemed to be an original, but together shall constitute the same instrument and shall be binding on the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"ASSIGNOR"
By: _/s/Wei Ping Min
______________________
Date: May 1, 2013

"ASSIGNEE"
By: _/s/David R. Koos_____
Title: Chairman & CEO
Date: May 1, 2013________

APPENDIX A
- Method of Cancer Treatment using siRNA Silencing US Patent # 8,389,708
- Patent applications from the same family corresponding to numbers PCT/CA2006/000984,
CA2612200 and EP1898936